UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2004

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Item 3.03 — Material Modification to Rights of Security Holders.
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 — Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amendment No. 1 to Rights Agreement
Lear Corporation Outside Directors Compensation Plan
Press Release Issued December 9, 2004

Item 1.01 — Entry into a Material Definitive Agreement.

     On December 9, 2004, the Board of Directors (the “Board of Directors” or “Board”) of Lear Corporation (“Lear”) approved and adopted an amended and restated Outside Directors Compensation Plan, effective January 1, 2005 (the “Amended Plan”). Under the terms of the Amended Plan, the annual retainer for outside directors has been increased from $42,000 to $45,000, with the annual retainer of the chair of Lear’s Audit Committee being increased by an additional $20,000 and the annual retainers of the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee and Lear’s presiding director each being increased by an additional $10,000.

     The Amended Plan also provides for the annual grant to each outside director on the last business day of each January of a number of restricted units equal to the number of shares having a fair market value of $90,000 on the grant date. Each restricted unit represents one unvested share of Lear’s common stock and constitutes the right, subject to certain conditions, to a distribution of cash equal to the fair market value of a share if and when the restricted unit vests. The restricted units vest ratably over a three-year period and are subject to accelerated vesting upon a change of control, death, disability or retirement, as each such term is defined in the Amended Plan. Each outside director may elect to defer payment of any or all amounts due to him or her under the terms of the restricted units by making a timely deferral election. If Lear declares a cash dividend on its common stock, dividend equivalents are credited in an amount equal to the amount of the cash dividend per share multiplied by the number of restricted units credited to the outside director through the record date. The restricted units have no voting rights and may not be assigned, encumbered or transferred by the outside director, except by will or the laws of descent and distribution upon death.

     The foregoing summary of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, including exhibits thereto, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Lear’s outside directors will continue to be subject to stock ownership guidelines which require each outside director to own stock or deferred stock units equal in value to three times the base annual retainer within five years of becoming a director.

     On December 7, 2004, the Compensation Committee of the Board of Directors approved adjustments to the annual base salary levels of the following officers, effective December 1, 2004, resulting in the following annual base salaries: Robert E. Rossiter, Chairman and Chief Executive Officer — $1,100,000; and James H. Vandenberghe, Vice Chairman — $925,000.

     The text and exhibits set forth and/or incorporated below in Item 3.03 are hereby incorporated in this Item by this reference.

Item 3.03 — Material Modification to Rights of Security Holders.

     On December 9, 2004, Lear announced that it had amended its Rights Agreement dated as of March 1, 2000 between Lear and The Bank of New York, as rights agent (the “Rights Agreement”). The amendment provides that the Rights (as defined in the Rights Agreement) will expire at the close of business on December 15, 2004. The Rights Agreement had been scheduled to expire in March 2010. A copy of the press release announcing the amendment is

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attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the amendment is attached hereto as Exhibit 4.1 and incorporated by reference herein.

     On December 9, 2004, Lear’s Board of Directors also adopted the following new policy on shareholder rights plans which becomes effective after the expiration of the current Rights Agreement:

“Lear does not currently have a shareholder rights plan and has no present intention to adopt one. Subject to the Board’s continuing fiduciary duties, which may dictate otherwise depending upon the circumstances, the Board shall submit the adoption or extension of any future rights plan to a vote of the stockholders. Any shareholder rights plan adopted or extended without stockholder approval must be approved by a majority of the independent directors of the Board.”

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Upon the expiration of the Rights Agreement and the Rights on December 15, 2004 as described in Items 1.01 and 3.03 above, Lear will file a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating the Certificate of Designations with respect to Lear’s Series A Junior Participating Preferred Stock which was issuable, under certain circumstances, upon exercise of the Rights.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1	Amendment No. 1 dated as of December 9, 2004, to Rights Agreement dated as of March 1, 2000, between Lear Corporation and The Bank of New York, as rights agent

Exhibit 10.1	Lear Corporation Outside Directors Compensation Plan, effective January 1, 2005

Exhibit 99.1	Press release issued December 9, 2004, by Lear Corporation

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: December 9, 2004	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	Amendment No. 1 dated as of December 9, 2004, to Rights Agreement dated as of March 1, 2000, between Lear Corporation and The Bank of New York, as rights agent

Exhibit 10.1	Lear Corporation Outside Directors Compensation Plan, effective January 1, 2005

Exhibit 99.1	Press release issued December 9, 2004, by Lear Corporation

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